AGREEMENT OF MERGER

         THIS AGREEMENT OF MERGER (this "Merger Agreement") is entered into as of December 2, 1999, by and among Adrenalin Interactive, Inc., a Delaware corporation ("Adrenalin"), Adrenalin Acquisition Corporation, a California corporation (the "Merger Sub"), and McGlen Micro Inc., a California corporation ("McGlen").

         1. McGlen is a California corporation organized on May 6, 1996, and has 25,770,000 shares of common stock outstanding (the "McGlen Common Stock").

         2. The Merger Sub is a California corporation organized on April 28, 1999 and has 1,000 shares of common stock outstanding.

         3. The Merger Sub is a wholly-owned subsidiary of Adrenalin.

         4. The Merger Sub shall be merged with and into McGlen (the "Merger") and McGlen shall be the surviving corporation (the "Surviving Corporation").

         5. The Merger shall become effective at the time of the filing of this Merger Agreement with the California Secretary of State (the "Effective Time").

         6. The Merger shall have the effect set forth in Section 1107 of the California General Corporation Law (the "California Law"). Without limiting the generality of the foregoing, at the Effective Time, the separate existence of the Merger Sub shall cease and the Surviving Corporation shall succeed, without other transfer, to all rights and property of the Merger Sub and shall be subject to all debts and liabilities of the Merger Sub in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of the Merger Sub and the Surviving Corporation shall thereafter be preserved unimpaired, provided that such liens upon property of the Merger Sub shall be limited to the property affected thereby immediately prior to the time the Merger is effective.

         7. The Articles of Incorporation of McGlen are not amended by the Merger.

         8. Each share of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time into and become one share of common stock of the Surviving Corporation.

         9. Subject to Section 13, each share of McGlen Common Stock issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time into 0.9889611 shares of Adrenalin Common Stock, $.03 par value (the "Adrenalin Stock"), and each option, warrant or right to purchase a share of McGlen Common Stock ("Option") shall be converted at the Effective Time into the right to purchase 0.9889611 shares of Adrenalin stock.


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



         10. Promptly after the Effective Time, each McGlen shareholder who had surrendered a certificate for McGlen Common Stock (a "McGlen Certificate") to the Surviving Corporation, together with such documents as Adrenalin shall reasonably request, shall be entitled to receive in exchange therefor a certificate representing that number of shares (rounded down to the nearest whole number) of Adrenalin Stock which such shareholder has the right to receive pursuant to Section 9. Each McGlen shareholder who has surrendered an Option to the Surviving Corporation together with such documents as Adrenalin shall reasonably request, shall be entitled to receive and exchange therefore, a certificate representing a like Option to purchase that number of shares (rounded down to the nearest whole number) of Adrenalin Stock, which such shareholder has the right to receive pursuant to Section 9. Each McGlen
Certificate or Option so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 10, each McGlen Certificate or Option shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) the certificates representing shares of Adrenalin Stock as contemplated by this Section 10, (ii) a cash payment in lieu of any fractional shares of Merger Sub Stock as contemplated by
Section 13 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Adrenalin Stock as contemplated by Section 11.

         11. Dividends and other distributions declared or made after the Effective Time with respect to Adrenalin Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered McGlen Certificate with respect to the Adrenalin Stock represented thereby.

         12. All shares of Adrenalin Stock issued upon the surrender for exchange of shares of McGlen Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 11 or 13) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of McGlen Common Stock, and, at and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of McGlen of the shares of McGlen Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, McGlen Certificates are presented to McGlen for any reason, they shall be canceled and exchanged as herein provided.

         13. No certificates or script representing fractional shares of the Merger Sub Stock shall be issued upon the surrender for exchange of McGlen Certificates pursuant to Section 10 and no dividend, stock split or other change in the capital structure of the Merger Sub shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights as a security holder of Merger Sub. Each McGlen shareholder shall be entitled to an amount of cash equal to $4.00 multiplied by the fractional share interest of the Surviving Corporation stock to which such shareholder is entitled.

         14. None of the McGlen shareholders has exercised appraisal rights with respect to the McGlen Common Stock in accordance with Sections 1300, et seq. of the California Law.



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
         15. The Merger Sub, Adrenalin, McGlen and the holders of McGlen Common Stock are parties to an Agreement and Plan of Merger dated April 28, 1999, as amended (the "Plan of Merger"). This Merger Agreement and the Plan of Merger are intended to be construed together in order to effectuate their purposes.

         16. This Merger Agreement and the Plan of Merger are intended as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

         IN WITNESS WHEREOF, the parties have caused this Merger Agreement to be executed on their behalf by the undersigned, thereunto duly authorized.

"MERGER SUB"                  ADRENALIN ACQUISITION
                              CORPORATION


                              By:  /s/Jay Smith
                                   -------------
                                    Jay Smith III, President


                              By:  /s/Jay Smith
                                   ------------
                                    Jay Smith III, Secretary

"ADRN"                        ADRENALIN INTERACTIVE, INC.


                              By:  /s/Jay Smith
                                   ------------
                                    Jay Smith III, President


                              By:  /s/Michael Cartabiano
                                   ---------------------
                                    Michael Cartabiano, Secretary

"MCGLEN"                      MCGLEN MICRO INC.


                              By:  /s/Mike Chen
                                   ------------
                                    Mike Chen, President


                              By:  /s/George Lee
                                   -------------
                                    George Lee, CEO




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


"PRINCIPAL SHAREHOLDERS"      /s/George Lee
                              -------------
                              GEORGE LEE, an individual


                              /s/Mike Chen
                              ------------
                              MIKE CHEN, an individual

                              ACST COMPUTER INC.


                              By: /s/Alex Chen
                                  ------------
                                  Alex Chen, President and Secretary


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